Exhibit 10.16

AMENDMENT NO. 1 TO

SECURED PROMISSORY NOTE

This Amendment No. 1 to Secured Promissory Note (this “Amendment”) is made as of March 14, 2017, between Veritone, Inc., a Delaware corporation (the “Company”) and Acacia Research Corporation (the “Lender”).

RECITALS

WHEREAS, the Company and Lender entered into that certain Secured Promissory Note, dated August 15, 2016, in the original principal amount of up to Twenty Million Dollars ($20,000,000) (the “Note”);

WHEREAS, the Company and Holder desire to amend the Note; and

WHEREAS, pursuant Section 16 of the Note, the Note may not be amended or modified, except by a written agreement signed by the Company and the Lender.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 9(c) of the Note shall be amended and restated in full as follows:

“(c)	the occurrence of a Loan Default under (i) the Secured Convertible Promissory Note issued by the Borrower to Acacia Research Corporation on or about March 14, 2017; or (ii) the Secured Convertible Promissory Note issued by the Borrower to Veritone LOC I, LLC on or about March 14, 2017;”

2. Effect of Amendment. Except as specifically amended by this Amendment, the Note shall remain unmodified and in full force and effect, and the Note shall be read together and construed in accordance with the terms of this Amendment.

3. Miscellaneous.

3.1 Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.

3.2 Entire Agreement. This Amendment and the Note constitute the full and entire understanding and agreement among the parties to this Amendment with regard to the subject matter hereof and thereof.

3.3 Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment and the balance of this Amendment shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VERITONE, INC.

By:	/S/ PETER COLLINS
Peter F. Collins, Chief Financial Officer

LENDER:

ACACIA RESEARCH CORPORATION

By:	/S/ CLAYTON J. HAYNES
Name:	Clayton J. Haynes
Title:	CFO